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                                   EXHIBIT 11

                             EAGLE BANCSHARES, INC.


Statement re:     Computation of per share earnings

In the calculation of basic and diluted earnings per share, net income is identical. Below is a reconciliation for the three months period ended December 31, 1998 and 1997, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

COMPUTATION OF PER SHARE EARNINGS
(dollars in thousands except per share data)

                                                                              THREE MONTHS ENDED
                                                                      DECEMBER 31, 1998       December 31, 1997
                                                                ------------------------------------------------
Basic

Net income                                                                       $2,473                  $1,764
                                                                ------------------------------------------------

Average common shares                                                             5,719                   5,695
                                                                ------------------------------------------------

Earnings per common share - basic                                                $ 0.43                  $ 0.31
                                                                ------------------------------------------------

Diluted

Net income                                                                       $2,473                  $1,764
                                                                ------------------------------------------------

Average common shares - basic                                                     5,719                   5,695
Incremental shares outstanding                                                      119                     174
Average common shares - diluted                                                   5,838                   5,869
                                                                ------------------------------------------------

Earnings per common share - diluted                                              $ 0.42                  $ 0.30
                                                                ------------------------------------------------

Below is a reconciliation for the nine months period ended December 31, 1998 and 1997, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

 (dollars in thousands except per share data)
                                                                               NINE MONTHS ENDED
                                                                      DECEMBER 31, 1998       December 31, 1997
                                                                ------------------------------------------------
Basic

Net income                                                                       $7,924                  $5,047
                                                                ------------------------------------------------

Average common shares                                                             5,761                   5,671
                                                                ------------------------------------------------

Earnings per common share - basic                                                $ 1.38                  $ 0.89
                                                                ------------------------------------------------

Diluted

Net income                                                                       $7,924                  $5,047
                                                                ------------------------------------------------

Average common shares - basic                                                     5,761                   5,671
Incremental shares outstanding                                                      167                     146
Average common shares - diluted                                                   5,928                   5,817
                                                                ------------------------------------------------

Earnings per common share - diluted                                              $ 1.34                  $ 0.87
                                                                ------------------------------------------------



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